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                                                                  Exhibit 4.04.2

                            AMENDMENT TO REALTOR.COM
                    DATA CONTENT PROVIDER AGREEMENT ADDENDUM

     This Amendment to the Realtor.com Data Content Provider Agreement Addendum (this "AMENDMENT") is made and entered into as of _____, 1999 ("AMENDMENT EFFECTIVE DATE") by and among RealSelect, Inc., a Delaware corporation ("OPERATOR"), NetSelect, Inc., a Delaware corporation and the parent company of Operator that intends to change its name to HomeStore.com ("HOMESTORE.COM") and __________________ ("DATA CONTENT PROVIDER").

                                    RECITALS

     A. Operator and Data Content Provider have entered into a Data Content Provider Agreement (the "AGREEMENT") and a Data Content Provider Agreement Addendum (the "ADDENDUM"), pursuant to which Data Content Provider provides certain data content to Operator.

     B. Operator and Data Content Provider wish to amend the Addendum in the manner set forth below in order to amend and clarify the terms of the Addendum.

     NOW, THEREFORE, Operator and Data Content Provider hereby agree as follows:

     1.  Definitions.
         ------------

         (a)  "Common Stock" shall mean shares of Common Stock of HomeStore.com.

         (b) "IPO" shall mean the initial registered public offering of Common Stock of HomeStore.com.

         (c) "Transfer" shall mean (1) any offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the IPO or (ii) a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the terms of this Agreement.

         (d) Capitalized terms used in this Amendment that are not otherwise defined herein will have the same meaning ascribed to them as set forth in the Addendum.

     2.  Warrant Vesting Program.
         ------------------------

         (a) HomeStore.com shall establish a pool of 578,290 shares (adjustable proportionately for splits, combinations, dividends and the like) (the "POOL") of Common Stock. Subject to this terms of this Section 2, HomeStore.com shall issue warrants (the "WARRANTS") to Data Content Provider to purchase shares of Common Stock.

         (b) Data Content Provider is allocated (the "ALLOCATION") that portion of the Pool equal to the ratio of (1) the number of MLS home listings provided to REALTOR.com by Data Content Provider to (2) 70 percent of the number of all MLS home listings nationally, each determined as of September 30, 1998.

         (c) Data Content Provider will receive at the IPO Closing a Warrant to purchase the one-half of the Allocation at a per share exercise price equal to the price to the public per share of Common Stock in
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the IPO (the "FIRST WARRANT"). The First Warrant will be exercisable at any time after the closing of the IPO until the third anniversary thereof.

         (d)  In the event that Data Content Provider elects Option #1 in
Section 7 below, then Data Content Provider will receive at the closing date of the IPO (the "IPO CLOSING") a Warrant to purchase the remaining one-half of the Allocation at a per share exercise price equal to the price to the public per share of Common Stock in the IPO (the "OPTION #1 WARRANT"). The Option #1 Warrant will be exercisable at any time after the closing of the IPO until the third anniversary thereof.

         (e)  In the event that Data Content Provider elects Option #2 in
Section 7 below, then Data Content Provider will receive a warrant to purchase the remaining one-half of the Allocation and will be exercisable at any time after the date of issuance until the third anniversary of such issuance date (the "OPTION #2 WARRANT"). The Option #2 Warrant shall be issued and dated as of the date that a duly executed copy of this Agreement has been received by Operator. The exercise price of the Option #2 Warrant will be the average closing price of HomeStore.com's Common Stock during the ten (10) most recent trading days prior to the date that this Amendment was received by Operator (or the average of all trading days if HomeStore.com's Common Stock has been traded for less than ten (10) days).

         (f) If the aggregate number of residential single family home listings provided to REALTOR.com by all Data Content Providers is greater than Seventy Percent (70.0%) of all residential single family home listings, each Data Content Provider's Allocation shall be reduced pro rata, based on the number of residential single family home listings provided by each Data Content Provider, so that shares of Common Stock issuable upon exercise of all Warrants do not exceed the pool.

     3.  Exercisability and Transfer Restrictions of Warrants.
         ----------------------------------------------------

         (a) The First Warrant and the Option #1 Warrant each shall have a "net", or cashless, exercise provision. Data Content Provider agrees that any shares of Common Stock of HomeStore.com that may be purchased upon exercise of the First Warrant or the Option #1 Warrant shall be Transferred only in accordance with the following restrictions: (i) No such shares may be Transferred within one hundred and eighty (180) days of the IPO; and (ii) the aggregate number of such shares Transferred thereafter shall not exceed (A) the number of ninety (90) day periods that have elapsed since the restriction set forth in clause (i) above has lapsed multiplied by (B) Ten Percent (10.0%).

         (b) The Option #2 Warrant shall have a "net", or cashless, exercise provision. Data Content Provider agrees that any shares of Common Stock of HomeStore.com that may be purchased upon exercise of the Option #2 Warrant shall be Transferred only in accordance with the following restrictions: (i) No such shares may be Transferred within one hundred and eighty (180) days of the issuance date of the Option #2 Warrant; and (ii) the aggregate number of such shares Transferred thereafter shall not exceed (A) the number of ninety (90) day periods that have elapsed since the restriction set forth in clause (i) above has lapsed multiplied by (B) Ten Percent (10.0%).

     4.  Additional Term. In the event that Data Content Provider elects Option
         ---------------
#1 or Option #2, the term of the Addendum shall be extended for an additional twenty-four (24) month period. In addition, in the event that the Agreement expires before such additional twenty-four (24) month period ends, the length of the Agreement shall be extended until the Addendum, as amended hereby, expires.

     5.  Injunctive Relief. Each of the parties acknowledges that a breach of
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the "Preferred Partner" provisions in the Addendum by Data Content Provider could cause irreparable harm and significant injury to Operator and HomeStore.com that would be difficult to ascertain and may not be compensable by damages alone. Accordingly, the parties agree that, in addition to any and all legal remedies, such claims may be remedied by specific performance, injunction or other appropriate equitable relief.

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     6.  Other Terms. In all other respects the Agreement and the Addendum
         -----------
remain unmodified and in full force and effect. In the event of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Agreement and the Addendum, the terms and conditions of this Amendment shall govern and control. This Amendment may be executed in counterpart signature pages.

     7.  Election of Option by Data Content Provider. Data Content Provider,
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after reviewing the effect of each option, elects the following:

Option #1:         Option #2:          Decline Option #1 and Option #2:
           -----              -----                                    -----

                      (Data Content Provider to check one)

IN ORDER TO BE A VALID ELECTION, THIS AMENDMENT MUST BE (I) SIGNED BY DATA CONTENT PROVIDER, HOMESTORE.COM AND OPERATOR AND (II) IN THE CASE OF OPTION #1, RECEIVED BY OPERATOR BEFORE THE DATE THAT THE REGISTRATION STATEMENT RELATED TO THE IPO IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION OR, IN THE CASE OF OPTION #2, RECEIVED BY OPERATOR WITHIN ONE HUNDRED AND EIGHTY (180) DAYS AFTER THE CLOSING OF THE IPO.

THIS AMENDMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY WARRANTS OR COMMON STOCK IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION, AND NO GRANT OF WARRANTS OR ISSUANCE OF COMMON STOCK IS MADE HEREBY THAT IS IN VIOLATION OF THE SECURITIES OR "BLUE SKY" LAWS OF ANY JURISDICTION.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Data Content Provider                     NetSelect, Inc.


By:                                       By:
    ---------------------------------         --------------------------------

Name:                                     Name:
     --------------------------------          -------------------------------

Title:                                    Title:
      -------------------------------           ------------------------------


                                          RealSelect, Inc.

                                          By:
                                              --------------------------------

                                          Name:
                                               -------------------------------

                                          Title:
                                                ------------------------------

                                          Accepted by RealSelect's Corporate
                                          Office

                                          By:
                                               --------------------------------

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